CONFIDENTIAL AGREEMENT,
                                  FINAL RELEASE
                                       AND
                               INDEMNITY AGREEMENT
                                (the "AGREEMENT")

                                     BETWEEN

                               MANARIS CORPORATION
                                  ("Employer")

                                       and

                                 STEPHANE SOLIS
                       ("Employee, Director and Officer")

IN CONSIDERATION of the following consideration:

1) The employee will remain sole owner of the 1 000 000 options (500 000 @ 0.20USD, 500 000 @ 0.68USD) granted to him personally and fully vested, the said options will be submitted to any decision by the Employer, in regard of the re-pricing or exchange of the options of the Employer;

2) Payment of an amount of Thirty Thousand Dollars Canadians (30,000.00CAD) on the date of the execution of the present agreement;

3) The issuance of Six Hundred Thousand (600,000) options at 0.00001USD to buy Six Hundred Thousand Shares of the Common Stock of Manaris at 0.0001USD, issuable the date of the execution of the present agreement the shares underlying the options will be free trading, as issued under the Employer Non-Qualified Stock Option Plan;

4) the continued use up until the end of the Present year of the Jaguar corporate vehicle currently used by the Employee;

5) An amount of Four Hundred Thousand Dollars Canadians (400,000CAD) will be deposed in trust with Hovington Pellerin, Simard general partnership, to proceed with the payment of all the GST/PST, Tax or Deduction at the Source that could be personally claim from the Directors of Canadian Security Agency (2004) Inc., once paid the Hold Harmless will be effective, the Employer will do everything in his power to bring the said accounts in good standing before January 31st 2006;

6) The Employee agree to stay in functions until the last day of September 2005, and will devote his time to the finalization of the Employer's 10KSB, the Employee remuneration will remain the same until the last day of work, September 30, 2005, the Employee will have access to the Employer's office until the last day of work;

7)    The Employee will remain owner of the Laptop presently in his possession;


receipt of which I hereby acknowledge, I, Stephane Solis, on behalf of myself, my heirs, my successors and assigns (hereinafter collectively referred to as the "Employee") hereby release and forever discharge the Employer together with all of its respective officers, employees, servants, agents, its successors and assigns, and subsidiary (hereinafter collectively referred to as the "Employer") jointly and severally from any actions, causes of action, suits, debts, dues, accounts, bonds contracts, covenants, whether express or implied, claims, (including all statutory claims, benefits or severance) and demands whatsoever, including but without limitation, under the Act respecting Labour Standards (R.S.Q. C.N-1.1), la Charte des droits et libertes de la personne (Chap. C-12) and la Loi sur les accidents du travail et les maladies professionnelles (Chap. A-3.001), the Canada Labour Code, the Canadian Human Rights Act, the Employment Insurance Act and demands or action for damages, indemnity, costs, interest, loss or injury of every nature and kind whatsoever and howsoever arising which I may heretofore have had, may now have, or may hereinafter have, whether statutory or otherwise, in any way relating to my hiring employment, my role as a director or an officer, and termination from the employ of the Employer.

AND FOR THE SAID CONSIDERATION I covenant and undertake that I will not file any complaint, demand or claim whatsoever concerning my termination or severance pay, unjust dismissal, overtime or vacation pay under the Act respecting Labour Standards (R.S.Q. C.N-1.1) or under Le Code du Travail. Without limiting the generality of the foregoing, I hereby acknowledge that this Release includes all non-salary benefits ordinarily provided to or on my behalf in respect of my employment, including disability or other insurance, vacation pay, any and all expenses whether incurred before, on, or after the date hereof in respect of my employment, and any and all other statutory claims.

AND FOR THE SAID CONSIDERATION I further covenant and agree to hold harmless and indemnify the Employer from and against all claims, charges or taxes which may be made by the Minister of Canada Customs and Revenue Agency, Quebec Minister of Revenue, requiring the Employer to pay income tax or payments pursuant to the Employment Insurance Act or Canada Pension Plan or Regie des rentes du Quebec with respect to any amounts which may in the future be found to be payable by the Employer in respect of the Employee.

AND FOR THE SAID CONSIDERATION I covenant and agree to keep secret and confidential and further will not discuss directly or indirectly with any person or entity, unless such disclosure is required by law, any information which was and is the property of the Employer and specifically, will not disclose to any person or entity information concerning the Employer's procedures or its policies.

IT IS FURTHER UNDERSTOOD AND AGREED that I will not publish, speak publicly or comment in any forum or to any person whatsoever nor intentionally cause the same to be done on any matter regarding the Employer or its operations or policies that may be prejudicial to the Employer unless required by law to do so.

I agree that I will not disclose to any person the existence of the terms of this Release Agreement, except to members of my immediate family, legal and financial advisors or such disclosure as is required by law and/or as is necessary to effect or implement the terms of this agreement, and specifically will not disclose the amount or other terms provided for under this Release Agreement.

IT IS UNDERSTOOD AND AGREED that the before-mentioned consideration is deemed to be no admission of liability or wrongdoing on the part of the Employer.

I ACKNOWLEDGE AND AGREE that the terms of this Release Agreement are fully understood by me; that I have had independent legal representation in connection with this Release Agreement or the opportunity to obtain the same; and, that this Release Agreement is voluntarily entered into by me.

La presente a ete redigee en anglais a la demande expresse des parties; the parties have expressly requested that the present be written in English.

IN WITNESS WHEREOF We have hereunto executed this Agreement by affixing our hand signature this 16th day of September 2005 in the presence of the witness whose signatures are subscribed below.

SIGNED AND DELIVERED


/s/ Stephane Solis
------------------
Stephane Solis

In the presence of


-------------------------
(Signature)

-------------------------
(Print Name)

/s/ John Fraser
---------------
John Fraser, Director

In the presence of


-------------------------
(Signature)

-------------------------
(Print Name)